Exhibit 10.27

PARKWAY, INC.

AND PARKWAY OPERATING PARTNERSHIP LP

2016 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Parkway, Inc., a Maryland corporation (the “Company”), pursuant to the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (as it may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of common stock, par value $0.001 per share, of the Company (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth in this Stock Option Grant Notice (“Grant Notice”) and in the Stock Option Agreement attached hereto as Exhibit A (together, the Agreement”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Optionee:	[ ]

Grant Date:	[ ]

Exercise Price per Share:	$[ ] Share

Total Number of Shares Subject to the Option:	[ ] Shares

Expiration Date:	March 2, 2023

Vesting Schedule:	[100% of the Options shall be fully vested as of the Grant Date set forth above.] [75% of the Options shall be fully vested as of the Grant Date set forth above, and 25% of the Options shall vest on March 2, 2017, subject to the Optionee’s continued Service as of such date. Notwithstanding the prededing, Optionee’s unvested Options shall vest in full if the Optionee’s Service terminates for any reason other than a termination by the Company or a resignation by the Optionee other than on account of Good Reason or disability.]

Termination:	[The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.] [The Option shall terminate on the Expiration Date set forth above.]

Type of Option:	[ ] Incentive Stock Option [ ] Nonstatutory Stock Option

By his or her signature below, the Optionee agrees to be bound by the terms and conditions of the Plan and this Agreement. The Optionee has reviewed the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and/or interpretations of the Committee upon any questions arising under the Plan or relating to the Option. If the Optionee is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit B.

PARKWAY, INC.	OPTIONEE

By:
Print Name:	Print Name:
Title:
Address:

By:
Print Name:
Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Parkway, Inc., a Maryland corporation (the “Company”), has granted to the Optionee an option (the “Option”) under the Parkway, Inc. and Parkway Operating Partnership LP 2016 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”) to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2 [Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice to which this Stock Option Agreement is attached.

(a) “Good Reason” shall mean, (i) the Company’s failure to pay material compensation when due and payable; (ii) a material diminution in the Participant’s position, duties or responsibilities, including without limitation, the Participant ceasing to report to the Chief Executive Officer; (iii) the Company’s material breach of any other material provision of the agreements with the Participants; or (iv) a change of the Participant’s principal place of employment to a location more than fifty (50) miles from such principal place of employment as of the Effective Date. The Participant shall not have Good Reason to terminate his employment with the Company unless the Company shall have been given (A) a notice of termination setting forth the reasons for the Participant asserting Good Reason, and (B) a reasonable opportunity, not to exceed thirty (30) days, to cure such failure.]

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Optionee’s past and/or continued Service to the Company or any affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a “Nonstatutory Stock Option” in the Grant Notice, the Option shall be an ISO to the maximum extent permitted by law.

2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any affiliate.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Sections 3.1(b), 3.2, and 3.3 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and the Optionee.

3.2 Duration of Exercisability. Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. [The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Grant Notice;

(b) If this Option is designated as an ISO and the Optionee is a Greater Than 10% Stockholder as of the Grant Date, the expiration of five (5) years from the Grant Date;

(c) The date that is three (3) months from the date of the Optionee’s termination of Service by the Company without cause or by the Optionee for any reason (other than due to death or disability);

(d) The expiration of one (1) year from the date of the Optionee’s termination of Service by reason of the Optionee’s death or disability; or

(e) The start of business on the date of the Optionee’s termination of Service by the Company for cause.

The Optionee acknowledges that an ISO exercised more than three (3) months after the Optionee’s termination of Service, other than by reason of death or disability, will be taxed as a Nonstatutory Stock Option.]

[The Option may not be exercised to any extent by anyone after the Expiration Date set forth in the Grant Notice. The Optionee acknowledges that an ISO exercised more than three (3) months after the Optionee’s termination of Service, other than by reason of death or disability, will be taxed as a Nonstatutory Stock Option.]

3.4 Special Tax Consequences. The Optionee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which “incentive stock options” (within the meaning of Code Section 422, but without regard to Code Section 422), including the Option, are exercisable for the first time by the Optionee in any calendar year exceeds $100,000, the Option and such other options shall be Nonstatutory Stock Options to the extent necessary to comply with the limitations imposed by Code Section 422. The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Code Section 422 and the Treasury Regulations thereunder.

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s beneficiary or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution, subject to Section 18(a) of the Plan.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) A written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c) Any other representations or documents as may be required in the Committee’s sole discretion to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, any other federal, state, or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded, or any other applicable law; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (as determined by the Committee in its sole discretion).

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) Cash;

(b) With the consent of the Committee, delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(c) With the consent of the Committee, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;

(d) With the consent of the Committee, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or

(e) With the consent of the Committee, such other form of legal consideration as may be acceptable to the Committee.

4.5 Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 19 of the Plan.

4.6 Rights as Shareholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

ARTICLE V

OTHER PROVISIONS

5.1 Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Optionee to remit to the Company (including, without limitation, as provided in the Agreement), an amount sufficient to satisfy all applicable federal, state, and local taxes (including, without limitation, any income and employment tax obligations) required by law to be withheld (if any) with respect to any taxable event arising in connection with the Options. The Company shall not be obligated to deliver any new certificate representing Shares to the Optionee or the Optionee’s legal representative or to enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, and local taxes applicable to the taxable income of the Optionee arising in connection with the exercise of all or any portion of the Option.

5.2 Administration. The Committee shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company, and all other interested persons.

5.3 Transferability of Option. Without limiting the generality of any other provision hereof, the Option shall be subject to the restrictions on transferability set forth in Section 18(d) of the Plan.

5.4 Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Sections 14 or 15 of the Plan.

5.5 Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.

5.6 Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the grant, vesting, and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of such shares and that the Optionee is not relying on the Company for any tax advice.

5.7 Notification of Disposition. If this Option is designated as an ISO, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such Shares or (b) within one (1) year after the transfer of such Shares to the Optionee. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

5.8 Optionee’s Representations. The Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or the Committee.

5.9 Section 409A. This Agreement shall be interpreted in accordance with the requirements of Code Section 409A. The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Code Section 409A or an available exemption therefrom; provided, however, that neither the Board nor the Committee shall have an obligation to take any such action(s) or to indemnify any person for failing to do so.

5.10 Amendment, Suspension, and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended, or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension, or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

5.11 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its affiliates or shall interfere with or restrict in any way the rights of the Company and its affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an affiliate and the Optionee.

5.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the

Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.13 Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

5.14 Limitation on the Optionee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Optionee shall have only the rights of a general unsecured creditor of the Company and its affiliates with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to Options, as and when payable hereunder.

5.15 Successors and Assigns. The Company or any affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its affiliates. Subject to the restrictions on transfer set forth in this Article 5, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.16 Entire Agreement. The Plan and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its affiliates and the Optionee with respect to the subject matter hereof.

5.17 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

5.18 Governing Law and Venue. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. The Participant agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in Orlando, Florida.

5.19 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

CONSENT OF SPOUSE

I,                     , spouse of [                    ], have read and approve the Stock Option Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Stock Option Agreement attached to the Grant Notice (together with the Grant Notice, the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of Parkway, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Parkway, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated
Signature of Spouse

B-1